Exhibit 14

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 6, 2003, relating to the financial statements and financial highlights which appears in the November 30, 2002 Annual Report to Shareholders of the Thompson Plumb Balanced Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Financial Statements and Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 24, 2003